UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July  25, 2006

BANCSHARES OF FLORIDA, INC.

(Exact name of registrant as specified in its charter)

Florida	333-74997	59-3535315

(State or other jurisdiction Of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1185 Immokalee Road, Naples, Florida		34110

(address of principal executive offices)		(Zip Code)

Registrant’s telephone number:     (239) 254-2100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	Results of Operation and Financial Condition

On July 25, 2006, Bancshares of Florida, Inc. (the “Company”) posted on its website tabular data for its financial results for the quarter ended June 30, 2006.  A copy of this earnings recap table is furnished as Exhibit 99.1 to this report.

ITEM 8.01.	Other Events

The foregoing may also be deemed to be offering materials of the Company in connection with its proposed acquisition of Bristol Bank, on the terms and subject to the conditions in the Amended and Restated Agreement and Plan of Merger dated March 7, 2006, between the Company and Bristol Bank.

Company and Bristol Bank shareholders and other investors are urged to read the Proxy Statement/Prospectus that is included in the Registration Statement on Form S-4/A, which Bancshares filed with the Securities and Exchange Commission on July 3, 2006, because it will contain certain information about the Company, Bristol Bank, the merger, the solicitation of proxies in the merger and related matters.

The Proxy Statement/Prospectus is available for free both on the Securities and Exchange Commission website (http://www.sec.gov) as a 424(B)(3) filed on July 11, 2006 and from Bancshares as follows:

          Chief Financial Officer
          Bancshares of Florida, Inc.
          1185 Immokalee Road
          Naples, Florida 34110
          (239) 254-2100

ITEM 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being furnished with this Report:

99.1          Earnings Recap Table for the quarter ended June 30, 2006 (solely furnished and not filed for purposes of Item 9.01).

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bancshares of Florida, Inc.
(Registrant)

Date: July 25, 2006
/s/ Tracy L. Keegan

Tracy L. Keegan
Executive Vice President and Chief Financial Officer